UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 7, 2005

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                  1-8061                    11-1986657
 (State or other jurisdiction     (Commission               (I.R.S. Employer
       of incorporation)          File Number)             Identification No.)

 55 Charles Lindbergh Blvd., Mitchel Field, NY                    11553
    (Address of principal executive offices)                    (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE
              (Former name, former address and former fiscal year,
                         if changed since last report)
________________________________________________________________________________
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 |_| Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                Page 1 of 6 pages

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 7, 2005, Frequency Electronics, Inc. issued a press release, which sets forth its results of operations for the fiscal year and quarter ended April 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 (c).    EXHIBITS.

     99.1  Press Release of Frequency Electronics, Inc., dated July 7, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               FREQUENCY ELECTRONICS, INC.


                                               By:   /s/ Alan Miller
                                                     ---------------
                                                        Alan Miller
                                                        Chief Financial Officer
                                                        and Treasurer

Dated: July 8, 2005

                                                                    Exhibit 99.1

                                  PRESS RELEASE

             Frequency Electronics, Inc., Announces Fiscal Year 2005 Results

Mitchel Field, NY, July 7, 2005 - Frequency Electronics, Inc. (AMEX-FEI) today announced results for its fiscal year and fourth quarter ended 30 April 2005. Revenues for the year were $55.2 million, compared to $50.1 million for fiscal year 2004. Fourth quarter revenues were $11.9 million, compared to $17.3 million in the same period of fiscal year 2004.

Fiscal year 2005 net income was $5.0 million, or $0.58 per diluted share, compared to $320 thousand, or $0.04 per share, for the previous fiscal year. Net income for the fourth quarter of fiscal year 2005 was $3.5 million, or $0.41 per share, compared to net income of $895 thousand, or $0.10 per diluted share, in the same period last year. Fiscal year 2005 results include pretax gains (net of expenses) of $6.5 million from real estate investments which were realized during the fourth quarter of the year.

Excluding the effects of the $6.5 million real estate gain, the Company would have recorded pretax profit of $630 thousand compared to $431 thousand for the prior fiscal year. Gross margin improved to 33%, up from 31% in fiscal year 2004. On a year-over-year basis, incremental revenue of $5.1 million resulted in increased gross margin of $2.6 million, a 51% marginal rate. Long term obligations decreased by $8.3 million, or 47%, and stockholders' equity increased by $5.8 million, or 9%.

Fiscal year 2005 revenues for the Commercial Communications segment were $31.5 million, compared to $28.2 million for fiscal 2004. Included in these figures is $5.3 million for commercial space projects, up from $3.3 million in the prior year. Sales of synchronization products to the wireless infrastructure industry experienced sharp declines in the last half of fiscal year 2005 as key OEMs postponed deliveries from previously forecasted requirements. These fluctuations had a major impact on operating results for the fiscal year. Sales to wireless OEMs are and will continue to be the largest component of revenues in this segment because the future market for the Company's products in world-wide wireless infrastructure remains extremely large and growing. For fiscal year 2006, the Company anticipates higher revenues in the Commercial Communications segment.

Revenues for the US Government segment were $5.6 million this fiscal year, compared to $7.0 million in the previous year. The Company expects this segment to show strong growth next fiscal year. Revenues for the FEI-Zyfer segment, which are derived primarily from US Government programs, were $8.8 million for fiscal year 2005, up from $6.5 million in the prior year. FEI-Zyfer revenues are also expected to grow in fiscal year 2006. Accordingly, revenues from US Government programs will represent a larger share of consolidated sales during the upcoming fiscal year.

Gillam-FEI recorded revenues of $12.6 million, including $2.4 million of intercompany sales, in fiscal year 2005, compared to $12.2 million, with $3.5 million of intercompany sales, in fiscal 2004. Gillam-FEI provided a strong technology partnership for new synchronization product development in fiscal year 2005. Continued revenue growth is expected for fiscal year 2006, with lower intercompany sales.

Research and development investment rose from $5.3 million in fiscal year 2004 to $6.8 million in fiscal year 2005, which included $2.0 million in the fourth quarter. This increased spending produced significant advances in new product development and added important value to the Company in fiscal 2005. The Company's development activities address markets with potential business opportunities in excess of $3 billion over the next 5 years. The Company believes its superior technology will result in gaining a significant share of these markets.

Major milestones in the Company's principal technologies this past year, included:

  Wireline:
     - In March 2005, the US5G product passed key acceptance testing and the Company has begun contract negotiations with a major RBOC.
     - The US5E (European version of the US5G) has been accepted by a major service provider in Europe.
     - UniSync (a GPS-based synchronization system) has been introduced to complement the US5G for domestic sales and additional products are being developed for service providers worldwide.

  Wireless:
     - Innovative quartz-based products were introduced for UMTS and WCDMA cell sites. These products expand the Company's offering to cellular service providers in addition to the current rubidium products.

  Space:
     - A family of generic frequency generation systems (300 MHz to 18.2 GHz) were developed and qualified for a major aerospace company, to be used in commercial and military satellites.
     - A high-precision C-band to L-band transponder for GCCS (WAAS) was completed and delivered.
     - The Company was awarded contracts for various space-related programs from Alenia, Boeing, Lockheed Martin, Space Systems/Loral, COMDEV, Northrop Grumman, the US Air Force and others.

  Industrial and special applications:
     - Feasibility models for precision clocks that operate in high temperatures and harsh environments were developed, qualified, and delivered, to be used in deep-earth drilling equipment exploring for natural resources.
     - Prototypes of new quartz clocks with unparalleled long-term stability were provided for a variety of applications.
     - The Company delivered over $5 million in various software-based control systems and associated hardware.

  Government/Military:
     -    Major advancements were achieved in low-g sensitivity technology:
        o The Company was awarded contracts for pre-production units for the Joint Strike Fighter (JSF), C-130, and airborne radars for UAVs and manned aircraft.
        o The Company was awarded contracts to develop feasibility models for F-15 upgrades and for applications in other classified airborne platforms.
        o A family of ruggedized rubidium standards was introduced that maintains frequency accuracy in challenging vibration and shock environments (missiles, helicopters, UAVs, manned aircraft) and operates in conjunction with low-g sensitivity quartz.
     - Development was completed on a rubidium-based timing system for the Advanced EHF satellite. The first flight system recently completed all tests and was accepted.
     - The Company was awarded a $1.8 million contract for low-g sensitivity quartz clocks for missile applications.
     - The Company was awarded a contract valued in excess of $1 million for the National Polar-Orbiting Operational Environmental Satellite System ("NPOESS").
     - The Company was awarded a $2.0 million contract for a Canadian data collection, storage and transmission satellite system.
     - The Company was selected to develop and qualify an advanced atomic clock for satellite navigation systems and was awarded a $3 million multi-year contract in May 2005.

Commenting on these results, Chairman of the Board General Joseph Franklin said:
"In fiscal 2005, Frequency Electronics again increased revenues, raised margins, and improved profitability over the prior year. We achieved these results in spite of a fall-off in shipments to wireless OEMs in the second half of the year and a substantial increase in research and development spending. Increased investments in technology development produced outstanding results last year. Our advanced technology represents the real shareholder value of Frequency Electronics. It enhances performance of critical systems in both government and commercial sectors. Our plan in 2006 is to accelerate technology development and the value it creates. Looking ahead today, we see fiscal year 2006 starting slowly and ramping up in revenues and earnings as the year goes forward, reversing the profile of fiscal 2005. Based on bookings in early fiscal 2006, we expect growth in revenues and operating profit this coming year."

Investor Conference Call
------------------------

As previously announced, the Company will hold a conference call to discuss these results today, July 7, at 1:00 PM Eastern Time. Investors and analysts may access the call by dialing 1-800-478-6251. International callers may dial 1-913-981-5558. Ask for the Frequency conference call.

The call will also be available at the Company's website at www.frequencyelectronics.com or at Thomson/CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others.

The call will be archived on the Company's  website  through August 7, 2005. The
archived   call  may  also  be  retrieved  at   1-888-203-1112   (domestic)   or
1-719-457-0820 (international) using Passcode ID 6551394.

About Frequency Electronics
---------------------------

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high-technology frequency, timing and synchronization products for satellite and terrestrial voice, video and data telecommunications. The Company's technologies provide unique solutions that are essential building blocks for the next generation of broadband wireless and fiber optic communications systems, and for the ongoing expansion of existing wireless and wireline networks. The Company has received over 60 awards of excellence for achievements in providing high performance electronic assemblies for over 120 space programs. The Company invests significant resources in research and development and in strategic acquisitions to expand its capabilities and markets. The Company's Gillam-FEI subsidiary provides the Company with expertise in wireline network synchronization and access to worldwide service providers. The FEI-Zyfer subsidiary provides secure timing ("SAASM") capabilities for critical military and commercial applications. Additional information is available on FEI's website: www.frequencyelectronics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

  Contact information: General Joseph P. Franklin, telephone : (516) 794-4500
                      WEBSITE: www.frequencyelectronics.com

                  Frequency Electronics, Inc. and Subsidiaries
                  Consolidated Condensed Summary of Operations

                                   Quarter Ended                Year Ended
                                     April 30,                   April 30,
                                 2005      2004(a)          2005         2004(a)
                                 ----      -------          ----         -------
                                    (unaudited)
                                       (in thousands except per share data)

Net Sales                      $11,907     $17,275        $55,173       $50,106
Cost of Sales                    8,476      12,358         37,013        34,529
                               -------     -------        -------       -------
       Gross Margin              3,431       4,917         18,160        15,577

Selling and Administrative       2,961       3,026         11,719        11,162
Compensation Charges               876         297            876           725
Research and Development         1,984       1,027          6,834         5,336
                               -------     -------        -------       -------
    Operating (Loss) Profit     (2,390)        567         (1,269)       (1,646)
Interest and Other, Net (a)      7,190         327          8,415         1,933
                               -------     -------        -------       -------
Income before Taxes &
      Minority Interest          4,800         894          7,146           287
Minority Interest                    -         (12)            (1)         (144)
                               -------     -------        -------       -------
Income before Income Taxes       4,800         906          7,147           431
Income Tax Provision             1,280          11          2,110           111
                               -------     -------        -------       -------
       Net Income              $ 3,520     $   895        $ 5,037       $   320
                               =======     =======        =======       =======

Net Income per Share:
         Basic                 $ 0.41      $ 0.11         $ 0.59         $ 0.04
                               ======      ======         ======         ======
         Diluted               $ 0.41      $ 0.10         $ 0.58         $ 0.04
                               ======      ======         ======         ======
Average Shares Outstanding
         Basic               8,517,694   8,403,084      8,484,682     8,374,399
                             =========   =========      =========     =========
         Diluted             8,683,305   8,633,585      8,684,758     8,542,575
                             =========   =========      =========     =========

     (a) Prior period amounts have been restated to reflect the Company's equity income from its investment in Morion, Inc.

                  Frequency Electronics, Inc. and Subsidiaries
                      Consolidated Condensed Balance Sheets

                                            April 30,              April 30,
                                              2005                  2004(a)
                                              ----                  -------
                                                     (in thousands)
ASSETS
------
Cash & Marketable Securities                $ 30,233               $ 31,389
Accounts Receivable                           12,728                 15,036
Inventories                                   22,948                 21,925
Other Current Assets                           3,631                  4,485
Property, Plant & Equipment                    6,770                 11,486
Other Assets                                  12,064                  8,546
                                            --------               --------
                                            $ 88,374               $ 92,867
                                            ========               ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities                         $  9,844               $ 11,827
Long-term Obligations and Other                9,337                 17,657
Stockholders' Equity                          69,193                 63,383
                                            --------               --------
                                            $ 88,374               $ 92,867
                                            ========               ========